Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-118399, 333-163828 and 333-33684) on Form S-8 of Vectren Corporation of our report dated June 26, 2012, relating to our audit of the statement of net assets available for benefits of Vectren Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of Vectren Corporation Retirement Savings Plan as of December 31, 2011.

/s/ McGladrey LLP

Schaumburg, Illinois
June 27, 2013